Exhibit 10.7

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (“Amendment”) is made effective as of the 15th day of October, 2002 (the “Effective Date”) between PACIFICA BANK, a Washington state banking corporation (“Tenant”), and UNIVERSITY STREET PROPERTIES IV LLC, a Delaware limited liability company (“Landlord”) for the purpose of amending and modifying that certain Skyline Tower Office Lease between Tenant (f/k/a Pacifica Joint Venture) and Landlord (by and through its predecessor in interest) dated March 31, 1998, as amended by the First Amendment to Lease dated May 1, 1998, the Second Amendment to Lease dated June 12, 1998, the Third Amendment to Lease dated May 28, 1999, the Fourth Amendment to Lease dated May 24, 2000, and the Fifth Amendment to Lease dated October 19, 2000 (collectively, the “Lease”). The Lease concerns premises (the “Existing Premises”) located in the Skyline Tower Building, 10900 N.E. 4th Street, Bellevue, Washington (the “Building”). The Existing Premises and the Building are more particularly described in the Lease.

Landlord and Tenant covenant and agree to amend and modify the Lease as follows:

1. Expansion of Premises. Unless expressly indicated otherwise below, upon the Effective Date, the Premises are increased, and the Lease is amended as follows:

(a) Additional Premises. The Premises are increased, and Item 1 of Basic Lease Provisions entitled “Description of Premises” is amended, by adding approximately (and conclusively) 2,211 rentable square feet located on the first (1st) floor of the Building as outlined or cross-hatched on Exhibit A attached hereto and commonly known as Suite 250, and approximately (and conclusively) 2,420 rentable square feet located on the nineteenth (19th) floor of the Building as outlined or cross-hatched on Exhibit B and commonly known as Suite 1910 (Suites 250 and 1910 are collectively referred to hereinafter as the “Additional Premises”). Unless expressly provided otherwise herein, or the context clearly requires otherwise, on and after the Effective Date, the term “Premises” as used in the Lease, and hereinafter used in this Amendment, shall mean the Existing Premises together with the Additional Premises.

(b) Description of Premises. Item 1 of the Basic Lease Provisions entitled “Description of Premises” is amended to provide that the Premises contain an agreed area of 19,500 rentable square feet.

(c) Tenant’s Share. Item 3 of Basic Lease Provisions entitled “Tenant’s Share of Operating Expenses and Real Property Taxes” is amended to provide that Tenant’s Share of Operating Expenses and Real Property Taxes for the Existing Premises shall be 3.65% and Tenant’s Share of Operating Expenses and Real Property Taxes for the Additional Premises shall be 1.14%, which shall be in addition to Tenant’s Share for the Existing Premises. Accordingly, commencing on the Effective Date, Tenant’s Share of Operating Expenses and Real Property Taxes for all of the Premises shall be 4.79%.

(d) Base Year. Item 4 of Basic Lease Provisions entitled “Base Year” is amended to provide that upon the Effective Date the Base Year applicable to the Additional Premises shall be 2003. The first adjustment for increases in Operating Expenses and Property Taxes shall occur in calendar year 2004. The Base Year for the Existing Premises shall remain unchanged at 1998.

(e) Base Rent. Item No. 5 and Item No. 6 of the Basic Lease provisions are amended as follows:

(1) Existing Premises. The Annual Base Rent (Item 5 of Basic Lease Provisions) and the Monthly Installment of Base Rent (Item 6 of Basic Lease Provisions) for the Existing Premises shall remain unchanged.

(2) Additional Premises. Upon the Effective Date, the Annual Rent (Item 5 of Basic Lease Provisions) and the Monthly Installment of Rent (Item 6 of Basic Lease Provisions) for Additional Premises (only), which shall be in addition to the Rent for the Existing Premises described above, shall be as follows:

(i) Annual Rent: $0.00 (gratis) for the period from the Effective Date through January 14th, 2003, and $125,037.00 ($27.00 per rentable square foot) per annum for the period from January 15th, 2003 through August 31, 2007.

(ii) Monthly Installment of Base Rent:

Month	Monthly Base Rent
Effective Date through	$0.00 (gratis) per month
January 14, 2003

January 15, 2003	$10,419.80 per month
through August 31,
2007

(f) Parking. The parking allocation and rate provisions under the Lease prior to this Amendment shall remain unchanged. However, in addition to the any existing parking, Landlord shall provide Tenant with up to ten (10) unreserved parking stalls. Tenant shall pay Landlord $75.00 per month for each such stall for the entire Lease Term. Landlord shall also provide Tenant with one hundred (100) hours of validation stickers per month at no charge throughout the Lease Term.

2. Lease Term. The Lease Term for the Additional Premises shall be from October 15, 2002 through August 31, 2007. The Lease Term for the Existing Premises shall remain unchanged.

Condition of Premises/Improvements. Tenant has inspected the Additional Premises, is familiar with the condition of the Additional Premises and agrees to accept the Additional Premises in its “AS IS” condition without any agreement, representation, or obligation on the part of Landlord to improve the same except as expressly set forth herein. Tenant shall cause those improvements necessary for its use of the Additional Premises (“Improvements”), to be constructed by a contractor and according to plans and specifications, both to be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Construction of the Improvements must be done in a good and workmanlike manner. Landlord will reimburse Tenant for up to $75,000 (the “Allowance”) for costs of completing construction of the Improvements, a portion of which may also be allocated by Tenant toward Tenant’s previous costs associated with moving, cabling, and other tenant improvements costs for the Existing Premises. The Allowance, or applicable portions thereof, shall be paid to Tenant by Landlord within thirty (30) days of Tenant’s substantial completion of the applicable improvement, with lien releases if requested by Landlord:

3. Options/Assignment/Subletting. Tenant’s option to extend the term of the Lease, and Tenant’s right to assign or sublet the Premises, shall apply to the Existing Premises and the Additional premises, subject to the terms and conditions of the Lease.

4. Permitted Use. The Additional Premises shall be used for general office use.

5. Building Hours and Access. Landlord shall allow Tenant access to the Building, the Premises and parking, 24 hours per day, 7 days per week, and 365 days per year.

6. Brokers. Tenant represents to Landlord that it has not dealt with any broker or agent with respect to this Amendment except Kip Durrell of Pacific Real Estate Partners, Inc., who Landlord agrees to pay a commission pursuant to its separate agreement. Tenant agrees to indemnify and hold Landlord harmless from all damages, claims, actions, liabilities or expenses (including reasonable attorney fees) arising from or relating to any claims or demand of any broker, agent or finder (other than Kip Durrell or Pacific Real Estate Partners, Inc.) with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation on the procurement of Tenant or the negotiation of this Amendment.

7. Ratification/Effect. Except as expressly set forth herein, all other terms and conditions of the Lease shall continue in full force and effect. All terms not otherwise defined herein shall have the meaning set forth in the Lease. The provisions of the Lease, as amended and supplemented by this Amendment, are hereby ratified and confirmed by Landlord and Tenant in all respects. In the event of a conflict in the terms of the Amendment and the Lease, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to Lease to be entered and effective as of the day and year first written above.

LANDLORD:	UNIVERSITY STREET PROPERTIES IV, LLC, a Delaware limited liability company

By Unico Properties, Inc., its Property Manager and Authorized Agent

	By	/s/ JOHN D. LAMB

	Its	SVP

TENANT:	PACIFICA BANK, a Washington state banking corporation

	By:	/s/ JOHN D. HUDDLESTON
	Title:	EVP/CFO

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON     )

                                                     ) ss.

COUNTY OF KING                  )

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that /s/ John D. Lamb, personally known to me to be the Sr Vice President UNICO PROPERTIES, INC., a Delaware corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that in such capacity of said corporation being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation, by subscribing the name of such corporation by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said corporation, as partner or agent for the Landlord designated in the foregoing instrument, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 14th day of October, 2002.

M. KAY SCHELLBERG
/s/ M. KAY SCHELLBERG
[NOTARY PUBLIC – SEAL]	(print notary’s name)
Notary Public in and for the State of Washington, residing at Seattle WA.
My commission expires: 19 August 2004.

TENANT ACKNOWLEDGMENT

STATE OF WASHINGTON     )

                                                     ) ss.

COUNTY OF KING                  )

On this the 4th day of October, 2002, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared /s/ John D. Huddleston known to me to be the CFO of PACIFICA BANK, a Washington state banking corporation, one of the corporations described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ KATHLEEN FELLSTROM
KATHLEEN FELLSTROM
[NOTARY PUBLIC – SEAL]	(print notary’s name)
Notary Public in and for the State of Washington, residing at Lake Forest Park.
My commission expires: 4/29/03.

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